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                            SHAREHOLDERS AGREEMENT
                            ----------------------

         AGREEMENT dated as of the 10th day of December, 1997 by and among FRISBY TECHNOLOGIES, INC., a North Carolina corporation with its principal office at 417 South Main Street, Freeport, New York 11520 (the "Corporation"), JEFFRY FRISBY, residing at 706 Riverbend Drive, Advance, North Carolina 27706 ("Jeffry"), and GREGORY S. FRISBY, residing at 67 Glenlawn Avenue, Sea Cliff, New York 11579 ("Greg") (Greg and Jeffry are collectively referred to as the "Shareholders").

                                   RECITALS
                                   --------

     A. The Corporation's authorized capital stock consists of One Hundred Thousand (100,000) shares of Common Stock, par value $1.00 per share (the "Common Stock"); and


         B. There are issued Five Hundred (500) shares of Common Stock, of which Two Hundred Fifty (250) shares are owned by Jeffry (the "JF Shares," which term includes any other securities of the Corporation issued or distributed in connection with the initial shares owned by Jeffry and any other securities of the corporation hereinafter acquired by Jeffry) and Two Hundred Fifty (250) shares are owned by Greg (the "GF Shares," which includes any other securities of the Corporation issued or distributed in connection with the initial shares owned by Greg and any other securities of the Corporation hereinafter acquired by Greg). The term "Shares" shall mean the JF Shares and/or the GF Shares, as the case may be.

         C. The Shareholders desire to promote the interests of the Corporation and their mutual interests by setting forth certain rights, restrictions, and obligations in connection with the management of the Corporation and the manner in which the Shares shall be held and disposed of, all as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                  1. Irrevocable Voting Agreement and Proxy re: Shareholder Action.

                  (a) Jeffry, until the death of Greg, irrevocably agrees to vote, in person or by proxy, and hereby grants to Greg an irrevocably proxy to so vote, all of the JF Shares now or hereafter owned by him, at any meeting of shareholders of the Corporation called for any purpose or by consensual action of shareholders with respect to any purpose including election of directors, in such manner as Greg shall designate. This irrevocable voting agreement and proxy shall be binding upon any transferee (whether by purchase, gift, assignment or operation of law, including the estate of Jeffry) of any of the JF Shares now or hereafter owned by Jeffry and shall be in full force and effect until the earlier of (i) the tenth anniversary of the date hereof (or such other earlier date as may be required by law), (ii) the death of Greg, or
(iii) the date following an initial public offering of the Company's securities ("IPO") upon which any contractual restriction on the transfer of the JF Shares shall terminate.
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                  (b) Greg, effective upon the death of Greg, hereby
irrevocably grants Jeffry an irrevocable proxy on all GF Shares then owned by him, at any meeting of shareholders of the Corporation called for any purpose or by consensual action of shareholders with respect to any purpose including election of directors, in such manner as Jeff shall designate. This irrevocable voting agreement and proxy shall be binding upon any transferee (whether by purchase, gift, assignment or operation of law, including the estate of Greg) of any of the GF Shares then owned by Greg and shall be in full force and effect until the earlier of (i) the tenth anniversary of the date hereof (or such other earlier date as may be required by law), or (ii) the date following the IPO upon which any contractual restriction upon the transfer of the GF Shares shall terminate.

                  (c) Each Shareholder shall use his best efforts to cause the Corporation to employ Greg as its President and Chief Executive Officer.

     2. Restrictions on Transfer of Shares. The Shareholders agree that:

     (a) No Shareholder shall pledge, assign, sell, gift, transfer, hypothecate, or otherwise dispose of or encumber his Shares, or cause or permit a change in the legal or beneficial ownership of Shares (any such pledge, assignment, sale, gift, or transfer, whether by operation of law or otherwise), hypothecation, disposition, encumbrance, or change is referred to as a "Transfer"), except as expressly permitted in this Agreement. Any Transfer requiring consent which is attempted without such consent shall be null and void and without any force or effect.

     (b) Every transferee of Shares shall be bound by the terms and conditions of this Agreement and all amendments hereto without the requirement for the execution of any further document or agreement. Nevertheless, each authorized transferee of Shares shall execute and deliver to the Corporation, at the transferee's own cost and expense, all documents, instruments, certificates, or agreements required to bind the transferee to the terms of this Agreement. If the transferee refuses or fails to deliver any such document, instrument, certificate, or agreement within thirty (30) days after demand thereof by the Corporation, the Transfer of Shares to such transferee shall be null and void;

     (c) If any Shares are subject to attachment, lien, or charge by a creditor or is assigned to or held for the benefit of any creditor, the interest obtained by such creditor or assignee shall be only that of a lienholder, and in no event shall any such creditor or assignee have any rights as a shareholder.

     (d) All Shares, whether or not hereafter acquired or transferred pursuant to the provisions of this Agreement, shall remain in all respects subject to this Agreement and every transferee thereof shall by his acceptance of such Shares be deemed to have consented thereto.

     (e) The Corporation shall not be required to recognize a Transfer of any Shares on the books of the Corporation unless the Transfer shall comply, and be made in accordance, with the terms of this Agreement.


                                      2
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     3. Legends.

     Each certificate evidencing the Shares and each certificate issued in exchange for or upon Transfer of any of the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 29, 1997 BY AND AMONG THE CORPORATION AND CERTAIN SHAREHOLDERS, AND AS SUCH ARE SUBJECT TO CERTAIN VOTING PROVISIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDERS AGREEMENT."

     4. Sales of Shares.

     The following provisions shall apply to all offers and sales of Shares:

     (a) Upon receipt by any holder of either JF Shares or GF Shares (the "Selling Shareholder") of a bona fide, arm's length offer in writing (a "Bona Fide Offer") to purchase any, or any, and all, Shares held by such a holder, which such holder intends to accept, the following provisions shall govern:

                  (i) All sales of Shares must be entirely for cash (whether or not payable in installments).

                  (ii) Offer to Other Shareholder. The Selling Shareholder in the case of JF Shares shall promptly offer in writing to sell such Shares to the Greg, or in the case of GF Shares such offer shall be made to Jeffry, (the offer is herein called the "First Reoffer" and the person to whom a First Reoffer is made is called the Offeree), upon terms and conditions no less favorable than contained in the Bona Fide Offer and shall attach a copy of the Bona Fide Offer to the First Reoffer. Such First Reoffer may be accepted at any time by the Offeree within twenty (20) days next following the receipt of the First Reoffer (the "First Reoffer Period"). Such acceptance must be made unconditionally and in full by the accepting Offeree by notice to the Selling Shareholder prior to the expiration of the First Reoffer Period.

                  (iii) Offer to Corporation. If the First Reoffer is not accepted within the First Reoffer Period, the Selling Shareholder shall promptly offer in writing (the "Second Reoffer") to sell such Shares to the Corporation upon terms and conditions no less favorable than contained in the Bona Fide Offer and shall attach a copy of the Bona Fide Offer to the Second Reoffer. The Second Reoffer may be accepted by the Corporation at any time within twenty (20) days next following its receipt (the "Second Reoffer Period."). Such acceptance must be made unconditionally and in full by the Corporation prior to the expiration of the Second Reoffer Period.

                                      3
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                  (iv) Sales to Persons Other than Offeree or Corporation.
Upon the expiration of the First Reoffer Period and Second Reoffer Period without either the First Reoffer or the Second Reoffer having been accepted in accordance herewith, the Selling Shareholder shall be free to accept the Bona Fide Offer; provided, however, that:

                           (a) the third person or persons so acquiring such
Shares shall, prior to such acquisition, agree in writing with the Corporation and the other Shareholder to hold such Shares subject to and in accordance with all of the terms, provisions, and considerations contained in this Agreement to the same extent as if such person(s) originally executed this Agreement;

                           (b) the conclusion of the transaction contemplated
by the Bona Fide Offer shall have been effected within sixty (60) days after the expiration of the Second Reoffer Period, and if not so effected within such sixty (60) day period, the Bona Fide Offer shall be deemed to have terminated at the end of such period and may not thereafter be accepted; and

                           (c) if the amount of a Bona Fide Offer should be
reduced, or if any of its terms or provisions should otherwise be changed, then such Bona Fide Offer shall be treated as being a new Bona Fide Offer and may not be accepted by the Selling Shareholder unless there has been compliance with the provisions of this Section 6 with respect to such new Bona Fide Offer.

     5. Purchase Upon Death.

     (a) In the event that Jeffry and/or Greg dies, the Corporation, upon the written request of the estate of such Shareholder, may purchase all of the Shares (or such portion of such Shares as the estate of the Shareholder requests) owned by such deceased Shareholder which shall also include (any Shares owned by any spouse or child of such Shareholder, or pursuant to any test or similar estate planning entity established by Jeffry or Greg, as the case may be, for the benefit of their family) at the time of his death, and the estate of the deceased Shareholder shall sell to the Corporation all (or such portion) of such Shares owned by him which it agrees to sell.

     (b) The purchase price per share of the Shares to be sold pursuant to this Section 5 shall be determined by dividing the total number of Shares of the Corporation issued and outstanding at the end of the month preceding the date of death into the "Value" of the Corporation at the time. The term "Value" shall mean an amount of Twenty Two Million Five Hundred Thousand ($22,500,000) dollars, or such greater amount as determined by the Corporation's Board of Directors.


                                      4
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     (c) If the Corporation elects to purchase all or a portion of the Shares pursuant to Section 5(a) hereof, within thirty (30) days after the qualification of a legal representative for the estate of the Shareholder the Corporation shall give the estate of the deceased Shareholder a notice specifying the date (which shall be a business day not more than thirty (30) days thereafter) and the time at which a closing of the sale of the deceased Shareholder's Shares shall be held. At the closing, the legal representative of the estate of the deceased Shareholder shall deliver to the Corporation certificates for the deceased Shareholder's Shares being sold, together with stock powers therefor duly endorsed in blank and such other documents as may reasonably be requested by the Corporation to effect transfer thereof, and the Corporation shall deliver to the legal representative of the estate of the deceased Shareholder a certified or bank cashier's check drawn on a New York bank in the amount of the purchase price of the Shares sold by such estate to the Corporation. At the closing, the Shares transferred to the Corporation shall be free and clear of all pledges, liens, and encumbrances whatsoever and the estate shall so represent in writing to the Corporation.

     6. Miscellaneous.

     (a) Notices. Notices or other communications required or permitted to be given hereunder shall be in writing, and shall be deemed duly given upon personal delivery or mailing by registered or certified mail, return receipt requested, to the Corporation at its principal place of business, to the attention of the President, and to the Shareholders at their last known residence as reflected on the books of the Corporation or at such other address as any party may designate to the others by notice hereunder. Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery and on the third (3rd) day after posting in the U.S. mail.

     (b) Governing Law. This Agreement shall be governed in all respects in accordance with the laws of the State of North Carolina without reference to principles of conflicts of law, except that questions of corporate law shall be governed by the laws of the State of North Carolina.

     (c) Entire Agreement. This Agreement supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement of the parties, provided, however, a Stockholders Agreement dated December 29, 1997 among the Company, the Shareholders and MUSI Investments S.A., shall be effective and shall be operative.

     (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Severability. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

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     (f) Amendments. This Agreement may not be amended, modified, or changed except by an instrument or instruments in writing signed by all parties to this Agreement.

     (g) Lack of Independent Counsel. The parties all acknowledge that the Corporation's counsel, Ruskin, Moscou, Evans & Faltischek, P.C., prepared this Agreement on behalf of and in the course of its representation of the Corporation, and that:

                  (i) The parties have been advised by Ruskin, Moscou, Evans & Faltischek, P.C. that a conflict exists among their individual interests; and

                  (ii) The parties have been advised by Ruskin, Moscou, Evans & Faltischek, P.C. to seek the advice of independent counsel; and

                  (iii) The parties have had the opportunity to seek the advice of independent counsel.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                           FRISBY TECHNOLOGIES, INC.



                                           By: /s/ Gregory Frisby
                                              ----------------------------------
                                              GREGORY FRISBY, Chairman and CEO



                                              /s/ Jeffry Frisby
                                              ----------------------------------
                                              JEFFRY FRISBY



                                              /s/ Gregory S. Frisby
                                              ----------------------------------
                                              GREGORY S. FRISBY